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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 24, 2001
                                 Date of Report
                        (Date of earliest event reported)


                            MEMBERWORKS INCORPORATED
             (Exact name of registrant as specified in its charter)


       DELAWARE                       0-21527                   06-1276882
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)


                               9 West Broad Street
                           Stamford, Connecticut 06902
                    (Address of principal executive offices,
                               including zip code)


                                 (203) 324-7635
                         (Registrant's telephone number,
                              including area code)
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                            MEMBERWORKS INCORPORATED

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On August 24, 2001, pursuant to an Agreement and Plan of Merger dated as of August 7, 2001, as amended by a First Amendment to the Agreement and Plan of Merger dated as of August 24, 2001, MemberWorks Incorporated ("MemberWorks"), a Delaware Corporation, sold its subsidiary, iPlace, Inc. ("iPlace"), to Homestore.com, Inc. ("Homestore"). MemberWorks received approximately $51 million in cash (including the repayment of debt) and 1.6 million shares of Homestore stock valued at approximately $35 million as of the closing date. Under the terms of the merger, MemberWorks is prohibited from selling any Homestore stock for a period of 120 days after the closing date and subsequently may only sell 1/12th of the shares in any calendar month.

The purchase price paid by Homestore and the other material terms of the Merger Agreement and related transaction documents were determined by arms-length negotiations between the Stockholders of iPlace and Homestore.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements required by this item are anticipated to be filed on or before November 6, 2001.

(c) Exhibits

The following exhibits are included as part of this report:

2.1 Agreement and Plan of Merger by and among Homestore.com, Inc., iPlace, Inc. and the Stockholders of iPlace, Inc.

2.2      First Amendment to the Agreement and Plan of Merger.

99.1     Press release of Registrant, dated August 27, 2001.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MEMBERWORKS INCORPORATED
                                     (Registrant)


Date:  September 7, 2001                    By:  /s/ Gary A. Johnson
                                                 ------------------------------
                                                 Gary A. Johnson, President and
                                                 Chief Executive Officer